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Exhibit 23.5

Consent of Independent Auditor

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of Magnolia Oil and Gas Corporation of our report dated June 18, 2018, relating to the financial statements of GulfTex Karnes EFS, LP, appearing in the Current Report on Form 8-K filed by Magnolia Oil and Gas Corporation on June 7, 2019.

        We also consent to the reference of our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP

San Antonio, Texas
July 10, 2019

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  Exhibit 23.5
Consent of Independent Auditor